SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  [ ]

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      14a-6(e)(2))
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[ ]   Soliciting Material Pursuant to [Section Sign] 240.14a-11(c) or
      [Section Sign] 240.14a-12

                    Columbia Financial of Kentucky, Inc.
                    ------------------------------------
              (Name of Registrant as Specified In Its Charter)

                    ------------------------------------
   (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

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                    Columbia Financial of Kentucky, Inc.,
                 2497 Dixie Highway  Ft. Mitchell, Ky. 41017

                                                              June 14, 1999

Dear Shareholder:

      On June 2, 1999, Columbia Financial of Kentucky, Inc. ("CFKY"), mailed to all of our shareholders of record on May 20, 1999, proxy materials for a special meeting of shareholders to be held on July 15, 1999 (the "Special Meeting"). It has come to our attention that the table on page 2 of the Proxy Statement setting forth the shares of CFKY beneficially owned by the directors and executive officers of CFKY failed to include some shares in the number owned by all directors and executive officers as a group. The table in the Proxy Statement is otherwise correct. The following is a corrected table:

                                Amount and Nature of
                                Beneficial Ownership     Percent of
                                --------------------       Shares
Name and Address(1)               Sole        Shared     Outstanding
-------------------               ----        ------     -----------

J. Robert Bluemlein                500           250         .03%
Kenneth R. Kelly                15,000        15,000        1.13
John C. Layne                      300           427         .03
Robert V. Lynch                 17,292(2)     15,000        1.21
Daniel T. Mistler                  260         2,548         .11
Fred A. Tobertge, Sr.           10,000             -         .38
Geraldine Zembrodt               4,878         4,780         .36
All directors and executive
 officers as a group
 (10 people)                    74,688(3)     46,049        4.54

--------------------
<F1>  Each of the persons listed in this table may be contacted at the address of CFKY.
<F2>  Includes 2,292 shares allocated to Mr. Lynch's ESOP account, with respect to which Mr. Lynch has voting power only.
<F3>  Includes an aggregate of 5,263 shares allocated to the ESOP accounts of all executive officers of CFKY, with respect to which such officers have voting power only.

      As stated in the Proxy Statement, any proxy submitted may be revoked by a shareholder by executing a later dated proxy that is received by CFKY before the proxy is exercised or by giving notice of revocation to CFKY in writing or in open meeting before the proxy is exercised. Attendance at the Special Meeting will not, of itself, revoke a proxy.

      We regret this inadvertent error. If you have any questions regarding this matter, please telephone me at 606-331-2419.

      If you have not yet submitted your proxy, we again urge you to do so. Your vote is important!


                                       Sincerely,

                                       /s/ Robert V. Lynch
                                       ------------------------------------
                                       Robert V. Lynch
                                       President and Chief Executive Officer